SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


(X)  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
( )  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                             BLESSINGS CORPORATION:
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

( ) $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

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     4)  Date Filed:

                                PRELIMINARY COPY


                                                           Blessings Corporation
[LOGO]                                                      200 Enterprise Drive
                                                          Newport News, VA 23603
                                                                  (804) 887-2100
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 21,1996

TO SHAREHOLDERS OF BLESSINGS CORPORATION:

     We extend to you a cordial invitation to attend the 1996 Annual Meeting of Shareholders of Blessings Corporation which will be held at 10:00 A.M. at the Williamsburg Lodge, 310 S. England Street, Room B, Williamsburg, Virginia, on May 21, 1996, for the following purposes:
     1. To elect a board of eleven (11) directors to serve for the ensuing year;
     2. To approve the 1995 Non-Employee Directors Stock Option Plan;
     3. To transact any and all business as may properly come before the meeting.
     The Board of Directors has set April 3, 1996, as the record date. Only holders of common stock of record at the close of business on such date will be entitled to notice of or to vote at the meeting.
                                     By Order of the Board of Directors
                                     JAMES P. LUKE
                                          EXECUTIVE VICE PRESIDENT
                                          SECRETARY/TREASURER
Newport News, Virginia
April 8, 1996

                               YOUR VOTE IS IMPORTANT
         IMPORTANT -- WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.
         IT IS NECESSARY TO HAVE A MAJORITY OF THE STOCK REPRESENTED AT THE MEETING IN PERSON OR BY PROXY.

                             BLESSINGS CORPORATION
                              200 Enterprise Drive
                             Newport News, VA 23603

               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

                             TUESDAY, MAY 21, 1996

                      SOLICITATION AND REVOCATION OF PROXY
     This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Blessings Corporation ("Blessings") for use at the Annual Meeting of Shareholders to be held on May 21, 1996, at 10:00 A.M. (E.D.S.T.). The approximate date this proxy statement and the enclosed form of proxy, along with the annual report of Blessings Corporation for the fiscal year ended December 30, 1995, are first being sent to shareholders is April 8, 1996.
     The cost of preparing, printing and mailing this proxy statement will be borne by Blessings. Solicitation will be made for the most part by mail. Employees of Blessings, who will receive no additional compensation, may also solicit proxies by telephone, telegraph or personal interview. Blessings may also request brokers and other custodians, nominees and fiduciaries to forward the proxy material to their principals and will reimburse them for their reasonable out-of-pocket expenses.
     You have three choices on each matter to be voted upon at the annual meeting. Concerning the election of Directors, you may:

     1. Vote FOR all of the director nominees as a group;
     2. Withhold authority to vote for all director nominees as a group; or
     3. Decline to vote for any individual nominee by writing that nominee's name in the space provided.
     Concerning Proposal No. 2, by checking the appropriate box, you may:
     1. Vote FOR the proposal;
     2. Vote AGAINST the proposal;
     3. ABSTAIN from voting on the proposal.

     Shareholders executing a proxy may revoke it before it is voted by filing with the Secretary of Blessings an instrument of revocation, by submitting a subsequently dated proxy or by attending the meeting and withdrawing the proxy. Each unrevoked proxy card, properly executed and received prior to the close of the meeting, will be voted as indicated.
     WHERE SPECIFIC INSTRUCTIONS ARE NOT INDICATED, THE PROXY WILL BE VOTED FOR THE ELECTION OF ALL DIRECTORS AS NOMINATED AND FOR PROPOSAL NO. 2.

     Abstentions and broker non-votes are counted as shares present in the determination of whether the shares of stock represented at the meeting constitute a quorum. Abstentions are counted in tabulations of votes cast on proposals presented to stockholders. Broker non-votes are not counted for purposes of determining whether a proposal has been approved.
                                       1

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
     Only common shareholders of record at the close of business on April 3, 1996, are entitled to vote at the annual meeting. On April 3, 1996, 10,174,054 shares of common stock, $.71 par value, were outstanding and held by approximately 1,900 beneficial shareholders. The presence, in person or by proxy, of holders of a majority of the outstanding common stock entitled to vote at the meeting is necessary to constitute a quorum to transact business. Assuming the presence of a quorum, the affirmative vote of the holders of a plurality of the shares of common stock represented at the meeting is required for the election of directors, and any other matters to be voted upon will be decided by the affirmative vote of the holders of a majority of the shares of common stock present, or represented, and entitled to vote at the meeting. Holders of common stock are entitled to one vote per share and have no cumulative voting rights. The list of all shareholders of record on April 3, 1996, will be available at the office of Geddy, Harris & Geddy, 516 South Henry Street, Williamsburg, Virginia, for the ten days preceding the annual meeting.
                             PRINCIPAL SHAREHOLDERS
                        REPORTED AS OF DECEMBER 31, 1995

                                                                      Amount and
                                                                       Nature of        Percent
Title of                                                              Beneficial          of
Class                 Name and Address of Beneficial Owner           Ownership (1)     Class (6)
Common Stock   Dimensional Fund Advisors, Inc.
               1299 Ocean Avenue
               11th Floor
               Santa Monica, CA 90401............................        531,602           5.2(2)

               Quest Advisory Corporation
               Quest Management Company
               1414 Avenue of the Americas
               New York, NY 10019................................        662,600           6.5(2)

               Williamson-Dickie Manufacturing Company
               319 Lipscomb Street
               Fort Worth, TX 76104..............................      5,496,096          54.3

               Williamson, J. Donovan
               Suite 410
               University Center I
               1300 South University Drive
               Fort Worth, TX 76107..............................      5,498,328          54.3(3)

               Williamson, Philip C.
               Williamson-Dickie Manufacturing Company
               PO Box 1779
               Fort Worth, TX 76101..............................      5,499,296          54.3(4)

                        SECURITY OWNERSHIP BY MANAGEMENT
                        REPORTED AS OF FEBRUARY 2, 1996

                                                                                 Amount and
                                                                                  Nature of            Percent
Title of                                                                         Beneficial              of
Class                          Name of Beneficial Owner                     Ownership (1) (5) (9)     Class (6)
Common Stock   Birnbaum, Leonard........................................             78,338                 *
               Durboraw, Wayne A........................................              7,000                 *
               Harkins, Joseph J........................................              5,334                 *
               Hudson, Kenneth J........................................              4,000                 *
               Lefler, R. Stephen.......................................              1,200                 *
               Luke, James P............................................             23,530                 *
               McMackin, John W.........................................             14,210                 *
               Miller, Elwood M.........................................             41,294                 *(7)
               Patton, Richard..........................................                800                 *
               Scherer, Otto E..........................................             14,970                 *
               Villarreal G., Manuel....................................            396,000               3.9(8)
               Weber, Robert E..........................................              6,700                 *
               Williamson, J. Donovan...................................          5,498,328              54.3(3)
               Williamson, Philip C.....................................          5,499,296              54.3(4)
               All of the above and other executive officers
                 as a group (16 persons)................................          6,100,122              59.9

     * Less than 1% of issued and outstanding shares of common stock of the company.
(1) Each person has sole voting and investment power with respect to the shares listed unless otherwise indicated.
(2) Blessings has received notice from prior Notices of Filing with the Securities and Exchange Commission on Schedule 13G and other reporting sources of beneficial ownership of shares of Blessings' common stock in excess of 5% of total shares outstanding by Quest Advisory Corporation, and from Dimensional Fund Advisors, Inc. Such filings are made generally by persons in a fiduciary capacity, such as investment managers, who acquire stock in the ordinary course of business having no intention of influencing management.
(3) The Williamson-Dickie Manufacturing Company owns 5,496,096 shares of Blessings' common stock outstanding. Mr. J. Donovan Williamson owns 2,232 shares of Blessings' common stock in addition to Blessings' shares owned beneficially through his interest in the Williamson-Dickie Manufacturing Company.
(4) The Williamson-Dickie Manufacturing Company owns 5,496,096 shares of Blessings' common stock outstanding. Mr. Philip C. Williamson owns 3,200 shares of Blessings' common stock in addition to Blessings' shares owned beneficially through his interest in the Williamson-Dickie Manufacturing Company.
(5) Amounts shown include shares subject to options that are exercisable within sixty days for the named directors and executive officers and directors and executive officers as a group as follows: Mr. Durboraw, 5,200; Mr. Hudson, 4,000; Mr. Luke, 15,400; Dr. Miller, 19,000; all directors and executive officers as a group (16 persons), 48,800.
(6) Except for the percentages of certain parties that are based on presently exercisable options which are indicated in Note (5) above, the percentages indicated are based on 10,124,054 shares of common stock issued and outstanding on February 2, 1996. In the case of parties holding presently exercisable options, the percentage ownership is calculated on the assumption that the shares presently purchasable or purchasable within the next sixty days underlying such options are outstanding.
(7) Reporting person disclaims beneficial ownership of 200 shares held as custodian for two minor grandchildren.
(8) Reporting person disclaims beneficial ownership of 276,000 shares held by father and brother.
(9) Amounts shown for Dr. Miller and Mr. Luke do not include 25,000 shares each granted and exercised on February 23, 1996 in accordance with the Blessings Corporation 1991 Stock Option Plan (see Transactions With Management and Others, page 10).
                                       3

          COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires the company's directors and executive officers and persons who own more than ten percent of the company's common stock to file with the Securities and Exchange Commission and the American Stock Exchange initial reports of ownership and reports of changes in their ownership in the company's common stock. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the company with copies of all Section 16(a) forms they file. Based solely on review of the copies of such reports furnished to the company and written representations that no Forms 5 were required, the company believes that, during the last fiscal year, all of the company's officers, directors and greater than ten percent beneficial owners were in compliance with the Section 16(a) filing requirements.

                             THE BOARD OF DIRECTORS

     The Board of Directors has the responsibility for establishing broad corporate policies and for the overall performance of Blessings, although it is not involved in day-to-day operating details. Members of the board are kept informed by various reports and documents sent to them each month, as well as by operating and financial reports made at board and committee meetings. There were nine (9) meetings of the board and twenty-one (21) meetings of committees of the board in the fiscal year ended December 30, 1995. The overall attendance at these meetings was 94%. All members of the board attended at least 75% of the meetings of the board and committees on which they served, with the exception of Mr. J. D. Williamson due to conflicts with competing business matters.

                      COMMITTEES OF THE BOARD OF DIRECTORS

     The board has eight (8) standing committees: the Executive Committee, the Operating Committee, the Nominating Committee, the Audit Committee, the Compensation Committee, the Organization Development Committee, the Long Range Planning Committee and the Investor Relations Committee. The committee on which each nominee serves is shown in the section entitled "Election of Directors" of this proxy statement. The following is a description of the functions of each committee:

EXECUTIVE COMMITTEE

     The Executive Committee consists of seven members, four of whom are non-employee directors. The Executive Committee meets on-call and has authority to act on matters during the intervals between board meetings. The committee met seven (7) times during the fiscal year ended December 30, 1995.

OPERATING COMMITTEE

     The Operating Committee consists of four members, all of whom are non-employee directors. The Operating Committee meets on call. The committee reviews the operations of the various divisions and, in general, informs and advises the Board of Directors in the management of the business and property of the corporation. The committee did not meet during the fiscal year ended December 30, 1995.

NOMINATING COMMITTEE

     The Nominating Committee consists of three members, all of whom are non-employee directors. The Nominating Committee considers and recommends nominations for directors of the corporation and other matters as may, from time to time, be deemed appropriate. The committee met twice during the fiscal year ended December 30, 1995.
                                       4

AUDIT COMMITTEE

     The Audit Committee is comprised of three members, all of whom are non-employee directors. The Audit Committee reviews the results, findings and recommendations resulting from audits performed by independent certified public accountants, significant accounting policies, the audit fees to be paid and the nature of non-audit services performed. It meets with appropriate officers and financial personnel and independent certified public accountants in connection with these reviews. The committee recommends to the board the appointment of independent certified public accountants to serve as auditors for the following fiscal year. The Audit Committee met three (3) times during the fiscal year ended December 30, 1995.

COMPENSATION COMMITTEE

     The Compensation Committee consists of four members, all of whom are non-employee directors. The committee reviews and approves the remuneration of officers and key employees and makes reports and recommendations to the board with respect thereto. In carrying out such responsibilities, the committee, among other things, recommends salaries, incentive compensation and related matters. The committee met seven (7) times during the fiscal year ended December 30, 1995.

ORGANIZATION DEVELOPMENT COMMITTEE

     The Organization Development Committee consists of two members, each of whom is a non-employee director. The committee periodically reviews the organization structure of the corporation and its operating divisions to ensure effective organizational function and to ensure that replacements for key positions are identified and provided for. The committee met once during the fiscal year ended December 30, 1995.

LONG RANGE PLANNING COMMITTEE

     The Long Range Planning Committee is comprised of seven members, five of whom are non-employee directors. The committee reviews the long-range objectives of Blessings. The committee meets with key members of management and outside consultants to conduct examinations of each activity of Blessings and to recommend a long-term growth and development plan for the company. The committee met once during the fiscal year ended December 30, 1995.

INVESTOR RELATIONS COMMITTEE

     The Investor Relations Committee is comprised of three members, one of whom is a non-employee director and chairman of the committee. The role of the committee is to assess the effectiveness of shareholder relations and communications and to make recommendations with regard to improving overall shareholder value. The committee did not meet during the fiscal year ended December 30, 1995.

COMPENSATION OF MEMBERS OF THE BOARD OF DIRECTORS AND COMMITTEES

      -- Non-employee directors not receiving other compensation are each paid an annual retainer of $15,000 and a fee of $900 for each board and committee meeting attended. In the event two or more meetings are held on the same date, the fee for the first meeting will be $900 and the fee for any subsequent meetings on the same date will be $450. Committee chairmen receive an additional fee which varies depending upon the committee served as follows: Compensation Committee, $4,000 per year; Audit Committee, $2,000 per year; Nominating Committee, $1,000 per year; Long Range Planning Committee, $1,000 per year; Organization Development Committee, $500 per meeting not to exceed $3,000 per year. Non-employee directors of the company are also eligible for limited life and accidental death and dismemberment insurance and to participate in the company's medical benefit program. No additional compensation is paid to employees for performance of their duties as directors.
         Mr. Otto Scherer, former Chairman of Blessings, receives, in addition to normal directors' fees, $25,000 annually under a consulting arrangement with the company. Mr. John McMackin, in his dual
                                       5
         role as Chairman of the Board and Chairman of the Executive Committee, receives annual compensation in the amount of $100,000 and was granted a $60,000 bonus by the Board of Directors at its meeting on April 18, 1995. Compensation for the Vice Chairman of the Executive Committee has been set by the board at an annual rate of $60,000.

1993 RESTRICTED STOCK PLAN FOR NON-EMPLOYEE AND CERTAIN OTHER DIRECTORS OF BLESSINGS CORPORATION

      -- With the advice and assistance of nationally recognized independent compensation consultants, the Compensation Committee of the Board of Directors undertook the consideration of a restricted stock plan for non-employee and certain other directors of the company. At the Annual Meeting held on May 17, 1994, shareholders approved the adoption of the 1993 Restricted Stock Plan for Non-Employee and Certain Other Directors of Blessings Corporation (the "Stock Plan") as recommended by the committee to the Board of Directors. The Committee believes that the Stock Plan serves to promote the company's interests and those of its shareholders by permitting grants of shares of common stock to non-employee and certain other directors, subject to restrictions, in order to compensate such directors and reward them for long-term performance, and increase their ownership of common stock.
         On May 16, 1995, in accordance with the Stock Plan, the Board granted 3,000 shares of Blessings Corporation common stock to Mr. John W. McMackin and 400 shares to the Vice Chairman and each of the other non-employee directors.
      -- At its meeting on April 18, 1995, the Board of Directors adopted the following guidelines for common stock ownership by directors of the
         Company:

Three (3) years of service        --        3,000 shares
Five (5) years of service         --        5,000 shares
Eight (8) years of service        --        8,000 shares

1995 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN
      -- At its meeting on May 17, 1995, the Board of Directors approved, subject to the approval of shareholders, the 1995 Non-Employee Directors Stock Option Plan (the "DSOP"). The Company believes the DSOP promotes the interests of the Company and its shareholders by strengthening the Company's ability to attract, motivate and retain Directors of training, experience and ability, and by encouraging the highest level of Directors' performance by providing Directors with a proprietary interest in the Company's financial success and growth. (See Item No. 2, page 17).
                                       6

                             EXECUTIVE COMPENSATION
     The following information is set forth with respect to compensation paid by Blessings during each of the last three fiscal years to the Chief Executive Officer and the other four most highly-compensated executive officers of the corporation:
                           SUMMARY COMPENSATION TABLE

                                                                      Long Term Compensation
                                                                          Awards                      All
                                                                 Restricted               Payouts    Other
                                         Annual Compensation      Stock       Options/      LTIP    Compen-
Name and                                      Salary    Bonus    Award(s)       SARs      Payouts    sation
Principal Position                     Year    ($)     ($) (1)   ($) (2)        (#)         ($)     ($) (3)
WAYNE A. DURBORAW                      1995  $105,200  $ 50,370       -0-       -0-       $  4,708  $ 12,032
Controller                             1994   105,200    42,082  $  6,165    3,000/900      24,798     4,620
                                       1993   105,200    35,069     2,866       -0-          3,020    15,395
KENNETH J. HUDSON (4)                  1995   100,000    39,774       -0-    3,000/900         -0-     3,646
Vice President, Human                  1994    92,308    30,000       -0-   4,000/1,200        -0-     1,993
  Resources                            1993        --        --        --        --             --        --
JAMES P. LUKE                          1995   219,100    94,414       -0-   5,000/1,500      9,817    25,922
Executive Vice President               1994   219,100    87,647    22,887   8,000/2,400     51,732     4,620
Chief Financial Officer                1993   219,100    73,036    13,149       -0-          6,304    42,725
ELWOOD M. MILLER (5)                   1995   262,500   113,116       -0-   10,000/3,000   136,744    67,586
President and                          1994   237,500   118,763    27,185   10,000/3,000   176,109     4,620
Chief Executive Officer,               1993   112,500   100,000   307,407   9,000/2,700        -0-    54,339
  Blessings
MANUEL VILLARREAL G. (6)               1995    96,272    74,000       -0-       -0-            -0-       -0-
President and                          1994    72,114    53,609     8,684       -0-            -0-       -0-
Chief Executive Officer, NEPSA         1993        --        --        --        --             --        --

(1) Cash amounts awarded under the Incentive Bonus Plan for the respective fiscal years.
(2) In accordance with the terms of the Incentive Bonus Plan, stock is awarded at a market price determined as the average price during the last three trading days of the particular fiscal year. The per-share stock prices used in determining common shares earned were $14.167 and $12.042 for fiscal 1994 and 1993 respectively as restated for the two-for-one stock split paid December 15, 1994.
(3) Amounts included in all other compensation for fiscal years 1995, 1994 and 1993 respectively include company matching contributions to the 401(k) savings plan: in 1995 of $4,620 for Mr. Durboraw; $3,646 for Mr. Hudson; $4,620 for Mr. Luke; $4,620 for Dr. Miller; in 1994 $4,620 for Mr. Durboraw; $1,993 for Mr. Hudson; $4,620 for Mr. Luke; $4,620 for Dr. Miller, and in 1993 $4,283 for Mr. Durboraw; $4,497 for Mr. Luke; $2,729 for Dr. Miller. The remaining amounts for the named officers represent accruals to the Supplemental Executive Retirement Plan.
(4) Kenneth J. Hudson joined the company effective January 31, 1994.
(5) Dr. Elwood M. Miller joined the company effective July 1, 1993.
(6) Manuel Villarreal G. joined the company effective July 5, 1994, upon the purchase of NEPSA.
                                       7

OPTIONS
     The following table sets forth the details of options granted to the individuals listed in the Summary Table during fiscal year 1995. The second table in this section shows value of exercised and unexercised options.
                            OPTION/SAR GRANTS TABLE
                  OPTION/SAR GRANTS IN THE YEAR ENDED 12/30/95

                                                                                         Potential
                                                                                     Realizable Value
                                             Individual Grants                       At Assumed Annual
                                            % of Total                                   Rates of
                                           Options/SARs                                 Stock Price
                                            Granted to     Exercise                    Appreciation
                           Options/SARs    Employees in     Price      Expiration    For Option Terms
Name                         Granted*      Fiscal Year     $/Share*       Date       5% - $    10% - $
Wayne A. Durboraw               -0-           -0-            -0-
Kenneth J. Hudson            3,000/900           7.2%        13.25       7/10/05     24,990     63,360
James P. Luke               5,000/1,500         12.0%        13.25       7/10/05     41,650    105,600
Elwood M. Miller           10,000/3,000         24.1%        13.25       7/10/05     83,300    211,200
Manuel Villarreal G.            -0-           -0-            -0-

                 OPTION/SAR EXERCISES AND YEAR-END VALUE TABLE

                                                                                    Value of Unexercised
                       Shares                       Number of Unexercised         In-the-Money Options/SARs
                     Acquired On     Value        Options/SARs at 12/30/95               at 12/30/95
Name                  Exercise      Realized     Exercisable    Unexercisable    Exercisable    Unexercisable
Wayne A. Durboraw      -0-           -0-         5,200/1,560         -0-         3,436/1,031      -0-
Kenneth J. Hudson      -0-           -0-         4,000/1,200      3,000/900          -0-          -0-
James P. Luke          -0-           -0-        15,400/4,620     5,000/1,500    11,559/3,468      -0-
Elwood M. Miller       -0-           -0-        19,000/5,700    10,000/3,000         -0-          -0-
Manuel Villarreal
  G.                   -0-           -0-             -0-             -0-             -0-          -0-

                          EMPLOYEE PENSION TRUST PLAN
     The Blessings Corporation Employees' Pension Trust Plan is a defined benefit plan and the amount of the contribution with respect to a specified person cannot be readily calculated by the regular actuaries of the plan. The plan defines annual earnings as taxable earnings plus any 401(k) deferrals of the employee. While the plan formula does not incorporate a direct social security offset, service credits are earned at the rate of 1% of the social security wage base and 1.3% of earnings in excess of the social security wage base for each participant. The Company maintains a Supplemental Restoration Plan designed to restore pension benefits otherwise provided by the Company's Employee Pension Trust Plan, but which have become limited as a result of changes in the Internal Revenue Service Code. The Plan covers all employees of Blessings Corporation who are participants in the Basic Plan and whose retirement income benefits are limited, directly or indirectly, by the provisions of Code Section 401(a) (17) or Code Section 415. In no event will benefits payable under the Supplemental Restoration Plan, when added to the benefits earned under the Employees' Pension Trust Plan exceed total benefits calculated under the Employees' Pension Trust Plan as if no limitations had been imposed.
     The following table shows estimated annual benefits payable under both plans (assuming payments made on the normal life annuity basis and not under any of the various survivor options) to an employee at normal retirement age, i.e., age 65, after selected periods of service with respect to varying levels of remuneration covered by the plan.

               Average Annual Earnings
               During the Highest Five                               Annual Benefit Upon Retirement
              Consecutive Years of the                              With Years of Service Indicated
             Final Ten Years of Service                 15 Year     20 Years    25 Years    30 Years    35 Years
$100,000.............................................   $ 18,259    $ 24,348    $ 30,435    $ 36,521    $ 42,607
 200,000.............................................     37,756      50,348      62,934      75,519      88,104
 300,000.............................................     57,253      76,348      95,433     114,517     133,602
 400,000.............................................     76,751     102,348     127,932     153,515     179,099
 500,000.............................................     96,248     128,348     160,431     192,514     224,596
 600,000.............................................    115,745     154,348     192,930     231,512     270,094

     The credited years of service for persons named above at their normal retirement dates are as follows: Mr. Durboraw, 30 years; Mr. Hudson, 21 years; Mr. Luke, 32 years; Dr. Miller, 16 years; Sr. Villarreal is not a participant in the Blessings Corporation Employees' Pension Trust Plan.

               COST RECOVERY SUPPLEMENTAL RETIREMENT INCOME PLAN
     Effective January 1, 1980, Blessings established a Cost Recovery Supplemental Retirement Income Plan. The plan is an unfunded, unqualified plan and is not subject to the Employee Retirement Income Security Act of 1974 as amended. The plan covers Messrs. Durboraw, Luke and Miller.
     The plan is designed to provide for covered executives a retirement benefit of 60% of compensation less 100% of primary social security benefits, 100% of benefits payable under the Blessings Corporation Employees' Pension Trust Plan, and 100% of benefits payable under the Supplemental Restoration Plan. Benefits are payable for ten years following retirement. Should the executive not live to receive ten years of payments, his beneficiary will receive the balance. In addition, the plan provides a pre-retirement death benefit of 30% of compensation minus $7,500 annually for ten years not to exceed $50,000 per year per individual. These death and retirement payments are paid from the general funds of the corporation. The corporation purchases "key-man" insurance to be used to recover the net after-tax cost of the deferred compensation benefits and the net outlay for the insurance.
     The plan is designed so that if the assumptions made as to mortality experience, policy dividends and other factors are realized, the corporation will recover substantially all of its payments plus a portion of the interest paid or imputed for the use of the corporation's money. Estimated annual payments for ten years after retirement stated at current value are as follows:
Mr. Durboraw, $21,363; Mr. Luke, $61,998; and Dr. Miller, $155,156.
                                       9

              EMPLOYEES' DEFINED CONTRIBUTION 401(K) SAVINGS PLAN
     The company maintains a Defined Contribution 401(k) Savings Plan for all employees. Under the terms of the plan, each employee may elect to participate through the deferral of from 1% to 15% of his or her earnings not to exceed an annual limitation established by the Internal Revenue Service which was $9,240 during 1995. To encourage and assist its employees in saving for their retirement, the company has established an employer contribution amounting to $.50 for each $1.00 deferred by the employee into the plan with the company's contribution not to exceed a maximum of 3% of the employee's earnings. The plan further provides that all employee and company-matching contributions are 100% vested by the employee at all times. Each individual may select on a quarterly basis the type of investment account in which he or she would choose to have the funds of the account invested: equity fund, guaranteed fixed income fund, balanced fund, small company fund, intermediate bond fund. For the year ended December 30, 1995, the company's matching contributions to the plan totaled $337,935. Blessings' aggregate contributions under the plan for the three most recent fiscal years with respect to the persons named in the summary compensation table, all current executive officers as a group and all other employees, excluding executive officers as a group, were as follows: Mr. Durboraw, $13,523; Mr. Hudson, $5,639; Mr. Luke, $13,737; Dr. Miller, $11,969;
all current executive officers as a group, $82,609; and all other employees, excluding current executive officers as a group, $1,033,231.

                    TRANSACTIONS WITH MANAGEMENT AND OTHERS
     Pursuant to the provisions of the Blessings Corporation 1991 Stock Option Plan (the "1991 Plan") and further subject to the provisions of the Blessings Corporation Executive Stock Loan Purchase Program (the "Program"), which Program was adopted as a sub-part of the 1991 Plan, the company has agreed to provide guarantees of personal loans in the amount of $231,250 each, undertaken by Dr. Elwood M. Miller and Mr. James P. Luke with a major financial insititution with interest at the prime rate minus 0.25% in order to exercise stock options for 25,000 shares each of Blessings Corporation common stock granted on February 23, 1996. The guarantees are for a term not to exceed five years. The agreement provides that the loans may be "interest only" for no more than three years with amortization in full over the fourth and fifth years, if not sooner.
     The company has undertaken this arrangement to facilitate the purchase of company stock by its senior executives in order to align their financial rewards with the financial rewards realized by all other holders of the common stock. The following table shows the outstanding balance of personal loans with a concomitant company guarantee as of February 28, 1996:

              Executive Officer                  February 28, 1996
Elwood M. Miller, President & CEO                    $ 231,250
James P. Luke, Executive Vice President, CFO         $ 231,250

                            STOCK PERFORMANCE CHART
     The following chart compares the cumulative total return to shareholders on the corporation's common stock with the cumulative total return of the American Stock Exchange Market Index and a Plastics Industry Peer Group comprised of fifty-nine public companies identified by SIC Codes 3080-3089 with annual sales of less than $1 billion. The comparison assumes $100 was invested on December 31, 1990, in the company's common stock and in each of the foregoing indices, and assumes reinvestment of dividends.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
               Among Blessings Corp., AMEX & Plastics Peer Group
                      Fiscal Year Ending December 30, 1995


                          [INSERT GRAPH]

                                                        1990      1991      1992      1993      1994      1995
Blessings Corporation                                   100       167       166       225       272       204
American Exchange Market                                100       128       130       155       141       178
Plastics Peer Group                                     100       156       156       196       193       233

                                       11

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
General Principles:
     The guiding principle of the Executive Compensation Program of the company as supervised by the Compensation Committee (the Committee) of the Board of Directors is to provide incentive to senior managers which will align their financial interests closely with those of shareholders.

     Following this overriding principle, the compensation program:
      -- Seeks to provide competitive annual compensation consistent with the attainment of established return on asset performance objectives and to create a results oriented environment;
      -- Provides longer-term incentive for the appreciation of shareholder value by offering equity ownership in the company through both the stock award component of the Annual Incentive Plan and through stock option awards;
      -- Attracts and retains key executives critical to the long-term success of the company.

Key Elements:
      -- A basic element of the Executive Compensation Program is to set compensation target levels around the fiftieth percentile of industry practices for comparable companies.
      -- Salary increases for the five highest paid executives are determined through evaluation of performance and individual position within established salary grade and compensation range criteria as established by the Committee based upon competitive market analysis provided by a nationally recognized independent compensation consultant. During 1995, the Committee engaged its independent consultant to reevaluate the thirteen (13) most senior management positions including a separate study for the President and Chief Executive Officer (CEO) to ensure that appropriately competitive compensation levels are maintained. These studies conclude that, of the positions evaluated, most were at or below the 50th percentile (median pay level) of the market. The recommendations contained in the studies were adopted by the Committee, and will provide the basis for compensation decisions regarding the thirteen positions throughout the ensuing year.
      -- On May 21, 1991, shareholders approved the Blessings Corporation 1991
         Stock Option Plan which provides for the award of common stock options and associated stock appreciation rights to senior executives and other key managers of the company designated by senior management and approved by the Committee. This plan is designed to recognize and reward key employee performance, to enhance the interest of key employees in Blessings' long-term success by providing them a proprietary interest in Blessings and to enable Blessings to maintain a competitive position in attracting and retaining superior key personnel necessary for the success and development of the company. The company has never repriced stock options.
      -- On May 18, 1993, shareholders approved the Blessings Corporation 1993
         Annual Incentive Plan for Key Employees (the 1993 Plan). The 1993 Plan adopted an incentive compensation formula based upon a Return-On-Assets
         (ROA) measure of performance under which actual three-year weighted return on assets performance is measured against a pre-determined return on asset target for the Edison Plastics(Register mark) Division or for Blessings Corporation as appropriate for each individual executive. Eligible executives can earn bonus cash compensation up to a maximum of 50% of annual salary by achieving the pre-determined ROA target. Performance below the pre-determined ROA target results in less cash bonus and performance in excess thereof is compensated for in shares of Blessings' common stock at a market price representing the average price during the three last trading days of the particular fiscal year. Such incentive stock is held in Treasury by the company pending satisfaction of a three-year vesting requirement by each award recipient. In the case of the President & CEO and the EVP & CFO, a secondary measure, growth in annual profit, is also applied as a modifier to awards earned under the basic formula. Under this performance modifier, growth in
                                       12
         annual profit contribution of 0% or less results in a 10% reduction in the award earned. Profit contribution growth of between 0% and 8% results in no modification of the calculated award; growth of more than 8% in annual profit contribution results in a 10% addition to the award otherwise earned.
         For 1995, the Committee authorized the introduction of a discretionary component to the original plan formula. This modification provides for a 25% increase or decrease to individual cash bonuses at the discretion of the President & CEO [with the exception of his own which is determined by the Committee], subject to the approval of the Committee and to the limitation that the net amount of all such discretionary increases or decreases will not exceed the total cash award for all participants if calculated solely in accordance with the return of assets formula.

     Other:
      -- Pursuant to the terms of the Blessings Corporation 1991 Stock Option
         Plan, the Committee granted stock options totaling 41,500 shares to twenty key individuals in 1995.
      -- Regarding the Committees' agreement with Dr. Miller for compensation forfeited upon leaving his former employer, Dr. Miller was issued 11,050* shares on November 15, 1994, and 7,938* shares on November 15, 1995. Additional shares are being held in accordance with the following vesting schedule:

November 15, 1996                  4,488 shares*
November 15, 1997                  1,618 shares*
* After effect of 2 for 1 stock split paid 12/15/94.

      -- The company has an agreement with Mr. Luke which provides that in the event of a change in control of the company (as defined in the agreements) and upon termination of the key executive's employment with the company for any reason other than cause, death or disability, the executive shall have the right to receive as severance pay an amount equal to the present value of the total amounts of salary and benefits payable to the earlier of the date of his sixty-fifth birthday or three years from the date of termination.
      -- The company has an agreement with Dr. Miller providing that in the event of termination by Blessings for reasons other than cause, the employee will receive severance in the amount of one year of salary plus a pro-rated amount of bonus based upon the portion of the fiscal year employed prior to termination.

CEO Compensation:
     The parameters used in determining the salary and total compensation of the Chief Executive Officer were established in accordance with the results of an extensive analysis of competitive compensation undertaken by independent compensation consultants engaged by the Committee. These studies established salary grade and incentive ranges for the CEO and other senior corporate officers based upon published competitive survey data from numerous sources to establish a market match for companies with similar characteristics (e.g., freestanding, public manufacturing corporations with annual sales of approximately $200 million).
     The CEO's current compensation level is in the low to middle range of competitive industry analysis and, based on future performance and contribution to the attainment of goals established by the Board of Directors, he will have the opportunity to advance to the highest level of the competitive range.
     The CEO's salary increase in fiscal year 1995 was based on the Committee's evaluation of his performance. It is the opinion of the Committee that Dr. Miller has been instrumental since assuming his CEO responsibilities in May 1994, in initiating programs designed to lead the company into new market directions for the enhancement of long term growth and profitability.
     Dr. Miller received an option grant of 10,000 shares under the 1991 Stock Option Plan in fiscal year 1995.
                                       13

     All recommendations of the Committee are submitted to the full Board of Directors of the company for approval prior to implementation. There are no Compensation Committee interlocks. All members of the Committee are non-employee Directors of the Company.
     This report has been provided by the members of the Compensation Committee of the Board of Directors of Blessings Corporation: Leonard Birnbaum; Joseph J. Harkins (Chairman); Robert E. Weber; Philip C. Williamson.

                                   ITEM NO. 1
                             ELECTION OF DIRECTORS

     The Bylaws of Blessings provide that the Board of Directors shall not be less than seven (7) nor more than fifteen (15) members. The board has fixed at eleven (11) the number of directors to be elected to hold office until the next annual meeting and until their successors shall be duly elected and qualified. All of the nominees have been selected by the Nominating Committee. The Nominating Committee will consider nominees suggested by shareholders for election at the annual shareholders' meeting. Shareholders desiring to suggest nominees should advise the Secretary of the company in writing not less than fifty (50) days nor more than seventy-five (75) days prior to the meeting date and include sufficient biographical material to permit an appropriate evaluation.
     All of the nominees are currently members of the Board of Directors. The appointees named in the accompanying proxy will vote for the election of the nominees named below unless authorization to do so is withheld in the proxy. In the event any nominees should become unavailable for election, which presently is not anticipated, the persons named in the proxy will vote for the election of such other person or persons designated by the Board of Directors. The information presented below is as of February 2, 1996, and is based, in part, on information furnished by the nominees and, in part, on the records of Blessings.

                                                                                             Number Of
                                                                                               Shares
                    Name, Age And Principle Occupation                         Director     Beneficially
                          For The Last Five Years                               Since        Owned (1)
Leonard Birnbaum, 77, private investor and former President
  and Chief Executive Officer of Peartree Imports, Inc.,
  New York, New York. Mr. Birnbaum is Chairman of the Long Range Planning
  Committee and a member of the Compensation and Audit Committees of the
  Board of Directors.......................................................      1952             78,338
Joseph J. Harkins, 64, Executive Vice President, Retired, The Chase
  Manhattan Bank, N.A., New York, New York; a director of Mutual Fund
  Group, New York, New York. Mr. Harkins is also a director of Jefferson
  Insurance Company and
  New York, New York and Monticello Insurance Company,
  New York, New York. Mr. Harkins is Chairman of the Compensation Committee
  and a member of the Audit, Long Range Planning and Nominating Committees
  of the Board of Directors (2)............................................      1972              5,334
R. Stephen Lefler, 46, President and Chief Operating Officer and a director of Williamson-Dickie Manufacturing Company, Fort Worth, Texas. Mr. Lefler
  joined Williamson-Dickie in June, 1982, and has served in a variety of executive functions. Mr. Lefler is a member of the Long Range Planning
  and Nominating Committees of the Board of Directors......................      1990              1,200(3)

                                       14

                                                                                             Number Of
                                                                                               Shares
                    Name, Age And Principle Occupation                         Director     Beneficially
                          For The Last Five Years                               Since        Owned (1)
James P. Luke, 53, Executive Vice President, Chief Financial Officer of
  Blessings Corporation. Mr. Luke joined Blessings in 1975 and has served in a variety of executive positions since that time. Mr. Luke is a member of the Executive, Long Range Planning and Investor Relations Committees
  of the Board of Directors................................................      1988             23,530
John W. McMackin, 65, Partner in the law firm of Decker, Jones, McMackin,
  McClane, Hall & Bates, Fort Worth, Texas, and a director of
  Williamson-Dickie Manufacturing Company, Fort Worth, Texas. Mr. McMackin
  is Chairman of the Board
  of Directors of Blessings Corporation and Chairman of the Executive and
  Operating Committees of the Board of
  Directors (4)............................................................      1977             14,210
Elwood M. Miller, 51, President and Chief Executive Officer of Blessings
  Corporation. Dr. Miller joined Blessings in 1993.
  Prior to that Dr. Miller was employed by the General Electric Corporation for twenty-one years in a variety of executive positions. Dr. Miller is a member of the Executive, Long Range Planning and Investor Relations
  Committees of the Board of Directors.....................................      1993             41,294(8)
Richard C. Patton, 33, Private investor, former portfolio manager Fidelity
  Investments, Boston, Massachusetts. Mr. Patton attended Harvard Graduate
  School of Business Administration 1990 to 1992. Mr. Patton is a member of the Long Range Planning Committee and Chairman of the Investor Relations
  Committee of the Board of Directors......................................      1994                800
Manuel Villarreal G., 43, President and Chief Executive Officer of Nacional
  de Envases Plasticos, S.A. De C.V. (NEPSA), Mexico. Mr. Villarreal joined
  NEPSA in 1976 and has served in a variety of executive functions since that time. Sr. Villarreal is a member of the Executive Committee of the
  Board of Directors.......................................................      1994            396,000(6)
Robert E. Weber, 64, Chairman and Chief Executive Officer of Osmose Wood
  Preserving, Inc., Buffalo, New York. Mr. Weber is a member of the
  Executive, Operating, Compensation and Organization Development
  Committees of the Board of Directors.....................................      1989              6,700
J. Donovan Williamson, 59, Consultant to and Director of Williamson-Dickie
  Manufacturing Company, Fort Worth, Texas; Vice President and a director of Williamson Industries, Ltd.; Chairman and Chief Executive Officer of
  JDW Southwestern, Inc., an investment company, Fort Worth, Texas. Mr.
  Williamson is Vice Chairman of the Executive Committee, Chairman of the
  Nominating Committee and a member of the Operating Committee of the Board
  of Directors.............................................................      1973          5,498,328(5)

                                       15

                                                                                             Number Of
                                                                                               Shares
                    Name, Age And Principle Occupation                         Director     Beneficially
                          For The Last Five Years                               Since        Owned (1)
Philip C. Williamson, 34, Vice Chairman, Chief Executive Officer and a
  director of Williamson-Dickie Manufacturing Company, Fort Worth, Texas.
  Mr. Williamson is a member of the Executive, Operating, Long Range
  Planning, Compensation and Organization Development Committees of the
  Board of Directors (7)...................................................      1990          5,499,296(5)

(1) Amounts shown include shares subject to options that are exercisable within sixty days for the named directors as follows: Mr. Luke, 15,400; Dr. Miller, 19,000.
(2) Mr. Joseph J. Harkins was formerly an Executive Vice President of The Chase Manhattan Bank, N.A. Mr. Harkins retired from his position as Executive Vice President effective January 31, 1990. On August 18, 1994, the Chase Manhattan Bank participated to the extent of $13,000,000 in the Term Loan Agreement in the amount of $25,000,000 undertaken to finance the company's investment in its Mexican subsidiary, NEPSA.
(3) Does not include shares owned of record by Williamson-Dickie Manufacturing Company, in which Mr. Lefler has a .572% interest, due to the insignificant percentage of his ownership in Williamson-Dickie Manufacturing Company.
(4) Mr. John W. McMackin is a partner in and shareholder of the law firm of Decker, Jones, McMackin, McClane, Hall & Bates of Fort Worth, Texas. The law firm of Decker, Jones, McMackin, McClane, Hall & Bates provides professional services in the ordinary course of business to Williamson-Dickie Manufacturing Company and its principals. Decker, Jones, McMackin, McClane, Hall & Bates also provides legal services in the ordinary course of business to Blessings Corporation, in particular, SEC and related public disclosure advisory services.
(5) The Williamson-Dickie Manufacturing Company owns 5,496,096 shares (54.3%) of Blessings' common stock outstanding. Mr. J. Donovan Williamson owns 2,232 shares and Mr. Philip C. Williamson owns 3,200 shares of Blessings' common stock in addition to the Blessings shares owned beneficially through their interest in the Williamson-Dickie Manufacturing Company. Thus, beneficially, Mr. J. Donovan Williamson owns 5,498,328 shares (54.3%) and Mr. Philip C. Williamson owns 5,499,296 shares (54.3%) of the outstanding common stock of Blessings.
(6) Reporting person disclaims beneficial ownership of 276,000 of the shares held by father and brother.
(7) Mr. Philip C. Williamson is the nephew of Mr. J. Donovan Williamson.
(8) Reporting person disclaims beneficial ownership of 200 of the shares held as custodian for two minor grandchildren.
     The shares represented by the proxy cards returned will be VOTED FOR the election of these nominees unless instructions to the contrary are indicated on the proxy cards.
                                       16

                                   ITEM NO. 2

INTRODUCTION

     The 1995 Non-Employee Directors Stock Option Plan (the "DSOP") was approved by the Board on May 17, 1995, subject to the approval of shareholders. The Company believes the DSOP promotes the interests of the Company and its shareholders by strengthening the Company's ability to attract, motivate and retain Directors of training, experience and ability, and by encouraging the highest level of Directors' performance by providing Directors with a proprietary interest in the Company's financial success and growth. The primary features of the DSOP are summarized below. A copy of the DSOP is attached as APPENDIX A and should be referred to for a complete statement of the terms of the DSOP.
                                  PLAN SUMMARY
ADMINISTRATION

     The DSOP is administered by the Compensation Committee, which is composed of non-employee directors who are eligible to participate in the DSOP. The Compensation Committee shall have the power to interpret the Plan, and subject to its provisions, to prescribe, amend and rescind rules and to make all other determinations necessary for the DSOP's administration. All action taken by the Compensation Committee in the administration and interpretation of the DSOP shall be final and binding upon all parties. No member of the Compensation Committee will be liable for any action or determination made in good faith by the Compensation Committee with respect to the DSOP or any option. The Board will have the power, in its discretion, to amend, suspend or terminate the DSOP at any time, subject to the approval of the shareholders if and to the extent necessary for the continued applicability of Rule 16b-3 under the Exchange Act. The Board may not, however, amend the eligibility requirements or the granting schedule more than once every six months other than to comport with changes in the Internal Revenue Code (the "Code"), the Employee Retirement Income Security Act ("ERISA") or the rules thereunder. Furthermore, no amendment, suspension or termination of the DSOP, may alter, terminate, impair or adversely affect any rights or obligations under any option previously granted without the consent of the holder.
ELIGIBILITY AND GRANTS
     Only non-employee directors of the Company are eligible to participate in the DSOP. Following the Annual Meeting, eight non-employee directors will be participants in the DSOP. Participants will be granted an option to acquire 500 shares of common stock of the Company on the first business day after the date of each Annual Meeting, commencing with the Annual Meeting held on May 16, 1995. In addition, upon initial election to the Board, a non-employee director will be granted an option to acquire 500 shares of common stock on the first business day following such director's election to the Board. Subject to certain adjustment provisions described in the DSOP, the aggregate number of shares of common stock that may be acquired upon the exercise of Options under the DSOP is 50,000. The closing price of the Company's common stock on February 12, 1996, was $9.00 per share.
     Subject to the approval of the shareholders, each non-employee director as of May 17, 1995, will receive an option to purchase 500 shares of the Company's common stock with a date of grant of May 17, 1995. At such time, there were nine non-employee directors.
OPTION TERMS AND CONDITIONS
     The maximum term of an option is five years from the date of grant. The option will be exercisable immediately; however, shares of common stock obtained upon the exercise of any option granted under the DSOP may not be sold by persons subject to Section 16 of the Exchange Act until six months after the date the option was granted. The exercise price will be the fair market value of a share of common stock on the date of the grant. The exercise price may be paid
(i) in cash; or (ii) with the consent of the Compensation Committee
                                       17
in its sole discretion (A) by the assignment and delivery free and clear of all liens and encumbrances to the Company of shares of common stock, owned by the holder of the option for at least six months, with a fair market value on the relevant exercise date equal to the exercise price, (B) by delivery of a properly executed exercise notice together with irrevocable instructions to a broker, to properly deliver to the Company the amount of sale or loan proceeds to pay the exercise price, all in accordance with the regulations of the Federal Reserve Board, or (C) by a combination of any of the above.
     Each option shall expire five years from date of grant except as follows:
     (i) If a non-employee director ceases to be a director of the Company for any reason other than the death or disability of the non-employee director, the options granted to such person may be exercised by the person only within 90 days after the date the non-employee director ceases to be a director of the Company (but not more than five years after the date of grant); or
     (ii) In the event of the death or disability of a non-employee director, during the non-employee director's service as a director, the options granted to such person shall be exercisable, and such options shall expire unless exercised within 12 months after the date of the non-employee director's death or disability (even though such exercise period extends for more than five years after date of grant). In case of death, the option granted to such non-employee director may be exercised (to the extent that such person shall have been entitled to do so at the date of such person's death) by a legatee or legatees of the non-employee director under his or her last will and testament or by his or her personal representatives or distributees.
     No option or right under the DSOP will be assignable or subject to any encumbrance, pledge or charge of any nature except (i) with the written consent of the Compensation Committee, (ii) transfer or assignment in favor of the Company, and (iii) under such rules as the Compensation Committee may establish pursuant to the terms of the DSOP. Furthermore, no option or right under the DSOP is transferable by a holder other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of ERISA or the rules thereunder. The designation by a holder of a beneficiary is not a transfer.
DURATION
     Unless the DSOP is previously terminated, the DSOP will terminate on July 1, 2005, except with respect to Options then outstanding.
ADJUSTMENT
     If the outstanding shares of common stock of the Company are increased, decreased or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of common stock or other securities, through merger, consolidation, spin-off, the sale of all or substantially all the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of common stock, or other securities, then an appropriate and proportionate adjustment may be made in (i) the maximum number and kind of shares covered by the DSOP and (ii) the number and kind of shares of other securities subject to, and the exercise price of, then outstanding Options.
FEDERAL TAX CONSEQUENCES
     A non-employee director who receives an Option under the DSOP will not recognize any income, nor will the Company be entitled to any tax deduction, in the year of the grant. At the time that an option is exercised, the non-employee director will recognize ordinary income in an amount equal to the excess of (a) the Fair Market Value of the shares purchased over (b) the exercise price paid for such shares. The Company will be entitled to a deduction in an amount equal to the amount includable in the income of the non-employee director, in the taxable year in which the non-employee director is required to recognize the income.
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NEW PLAN BENEFITS
     No New Plan Benefits Table is provided herein with respect to the DSOP because, as described under "Eligibility and Grants," the only people eligible to receive grants under the plan are the non-employee directors of the Company (each of whom is eligible to receive 500 Options each year).
     Approval of the DSOP by the shareholders requires the affirmative vote of the majority of the votes cast at the Annual Meeting. Abstentions will count as no votes. If the stockholders do not approve the Plan, the Options already granted will be of no force and effect.
     THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL OF THE 1995 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN.
                             SELECTION OF AUDITORS
     The Board of Directors, in accordance with the recommendation of its Audit Committee, the members of which are not employees of the company, has appointed Deloitte & Touche LLP, independent certified public accountants, as the auditors of the company for the fiscal year ended December 30, 1995, and is planning to reappoint the firm for the 1996 fiscal year. The company has also engaged the firm of Galaz, Gomez Morfn, Chavero, Yamazaki of the international accounting firm Deloitte Touche Tohmatsu International as the auditors of its NEPSA subsidiary for the fiscal year ended December 30, 1995, and has agreed to reappoint the firm for the 1996 fiscal year. Deloitte & Touche LLP, a nationally-known firm of independent certified public accountants, has audited Blessings' financial statements for more than twenty-six years. Blessings has been advised by Deloitte & Touche LLP that neither that firm nor any of its associates has any relationship with Blessings or any affiliate of Blessings other than the usual relationship that exists between independent certified public accountants and client. If Deloitte & Touche LLP should decline to act or otherwise become incapable of acting or if their appointment is otherwise discontinued, the Board will appoint other independent accountants. Deloitte & Touche LLP will have representatives at the shareholders' meeting who will have an opportunity to make a statement and will be available to respond to appropriate questions.
                      SUBMISSION OF SHAREHOLDER PROPOSALS
                  FOR THE 1997 ANNUAL MEETING OF SHAREHOLDERS
     Any shareholder proposal submitted for inclusion in the proxy statement and form of proxy for the 1997 Annual Meeting of Shareholders must be received at Blessings' principal executive offices in Newport News, Virginia, on or before December 13, 1996.
                 OTHER MATTERS THAT MAY COME BEFORE THE MEETING
     The management of the corporation knows of no matters to be brought before the meeting other than as stated in the Notice of Meeting. However, if any other matters properly come before the meeting, it is the intention of Blessings that proxies received in response to this solicitation will be voted on such matters in accordance with the best judgment of the person or persons named on the accompanying form.
     A copy of the annual report for the fiscal year ended December 30, 1995, is being mailed to shareholders with the proxy statement. The annual report is not to be regarded as a proxy-soliciting material or a communication by means of which any solicitation is to be made.
                                         By Order of The Board of Directors
                                         JAMES P. LUKE
                                         EXECUTIVE VICE PRESIDENT
                                         SECRETARY/TREASURER
Newport News, Virginia
April 8, 1996
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                                   APPENDIX A
                             BLESSINGS CORPORATION
                 1995 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN
1.  PURPOSE OF THE PLAN
     The purpose of the 1995 Non-Employee Directors Stock Option Plan of Blessings Corporation is to promote the interests of the Company and its shareholders by strengthening the Company's ability to attract, motivate and retain Directors of training, experience and ability, and to encourage the highest level of Directors' performance by providing Directors with a proprietary interest in the Company's financial success and growth.
2.  DEFINITIONS
     (a) "Board" means the Board of Directors of the Company.
     (b) "Committee" means the Compensation and Stock Option Committee of the Board as shall be appointed by the Board from time to time. The Committee shall consist of two or more members of the Board none of whom shall be employees of the Company.
     (c) "Common Stock" means the $.71 par value Common Stock of the Company.
     (d) "Company" means Blessings Corporation, a Delaware corporation.
     (e) "Disability" of a Participant means that the Participant is disabled due to a physical or mental condition so as to be prevented from engaging in further services as a Director of the Company.
     (f) "Director" means a member of the Board who is not an employee of the Company or any of its subsidiaries.
     (g) "Employee" means any employee of the Company, or of any of its present or future subsidiary corporations.
     (h) "Fair Market Value" means the closing price of a share of Common Stock on the American Stock Exchange (or such other exchange upon which the Common Stock is then primarily traded) Composite Tape on the date as of which fair market value is to be determined or the actual sale price of the shares acquired upon exercise if the shares are sold in a same day sale, or if no sales were made on such date, the closing date of such shares on the Composite Tape on the next preceding date on which there were such sales.
     (i) "Participant" means each Director.
     (j) "Option" means a stock option that does not satisfy the requirements of
Section 422 of the Internal Revenue Code of 1986, as amended.
     (k) "Plan" means the 1995 Non-Employee Directors Stock Option Plan as set forth herein, as amended from time to time.
3.  SHARES OF COMMON STOCK SUBJECT TO THE PLAN
     Subject to the provisions of Section 7, the aggregate number of shares of Common Stock that may be issued or transferred pursuant to exercise of Options under the Plan is 50,000 shares of Common Stock. Such shares may be either authorized but unissued shares or shares issued and thereafter acquired by the Company.
4.  ADMINISTRATION OF THE PLAN
     (a) The Plan shall be administered by the Committee, which shall have the power to interpret the Plan and, subject to its provisions, to prescribe, amend and rescind rules and to make all other determinations necessary for the Plan's administration.
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     (b) All action taken by the Committee in the administration and interpretation of the Plan shall be final and binding upon all parties. No member of the Committee will be liable for any action or determination made in good faith by the Committee with respect to the Plan or any Option.
5.  ELIGIBILITY
     Only Directors shall be eligible to participate in the Plan. Prior to the termination of the Plan, each Director who is serving in such capacity on the Date of Grant (as hereinafter defined) automatically shall be granted, on the first business day after the date of each annual meeting of shareholders of the Company, commencing with the Annual Meeting to be held on May 16, 1995, an Option to acquire 500 shares of Common Stock. Each Director upon initial election to the Board automatically shall be granted an Option to acquire 500 shares of Common Stock on the first business day following such Director's election to the Board. Initial election to the Board shall mean election to the Board by the Board or by the Shareholders of the Company, whichever first occurs. The date on which an Option is granted shall be the "Date of Grant" with respect to such Option, except that the Date of Grant for options granted on May 17, 1995, shall not occur until and unless shareholder approval of the Plan is obtained. Each Option will be evidenced by a written instrument including terms and conditions consistent with the Plan, as the Committee may determine.
6.  TERMS AND CONDITIONS OF STOCK OPTIONS
     (a) The purchase price of Common Stock under each Option will be the Fair Market Value of the Common Stock on the Date of Grant.
     (b) An Option granted under the Plan may be exercised immediately. Shares of Common Stock obtained upon the exercise of any Option granted under the Plan may not be sold by persons subject to Section 16 of the Exchange Act until six
(6) months after the date the Option was granted.
     (c) Each Option shall expire five (5) years from Date of Grant, except as follows:
          (i) In the event that a Participant ceases to be a Director of the Company for any reason other than the death or Disability of the Participant, the Options granted to such Participant may be exercised by the Participant only within ninety (90) days after the date the Participant ceases to be a Director of the Company (but not more than five (5) years after the Date of Grant).
          (ii) In the event of the death or Disability of a Participant, during the Participant's service as a Director, the Options granted to the Participant shall be exercisable, and such Options shall expire unless exercised within twelve (12) months after the date of the Participant's death or Disability (even though such exercise period extends for more than five (5) years after Date of Grant). In case of death the Option granted to such Participant may be exercised (to the extent that the Participant shall have been entitled to do so at the date of said Participant's death) by a legatee or legatees of the Participant under his or her last will and testament, or by his personal representatives or distributees.
     (d) Upon the exercise of an Option, the exercise price will be payable in full (i) in cash; or, (ii) with the consent of the Committee in its sole discretion, (A) by the assignment and delivery free and clear of all liens and encumbrances to the Company of shares of Common Stock, owned by the holder of the Option for at least six months, with a Fair Market Value on the relevant exercise date equal to the exercise price, (B) by delivery of a properly executed exercise notice, together with irrevocable instructions to a broker, to properly deliver to the Company the amount of sale or loan proceeds to pay the exercise price, all in accordance with the regulations of the Federal Reserve Board, or (C) by a combination of any of the above. No payment by an assignment of shares or by irrevocable instructions to a broker or by any combination thereof will be allowed unless such payments are allowed under applicable requirements of federal and state tax, securities and other laws, rules and regulations and by any regulatory authority having jurisdiction.
7.  ADJUSTMENT PROVISIONS
     (a) Subject to Section 7(b), if the outstanding shares of Common Stock of the Company are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities, through merger, consolidation, spin-off, sale of all or substantially all the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other
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distribution with respect to such shares of Common Stock, or other securities, an appropriate and proportionate adjustment may be made in (i) the maximum number and kind of shares provided in Section 3 and Section 5 and (ii) the number and kind of shares or other securities subject to, and the purchase price in, then-outstanding Options.
     (b) Adjustments under Section 7(a) will be made by the Committee, whose determination as to what adjustments will be made and the extent thereof will be final, binding, and conclusive. No fractional interest will be issued under the Plan on account of any such adjustments.
8.  GENERAL PROVISIONS
     (a) Nothing in the Plan or in any instrument pursuant to the Plan will confer upon any Participant any right to continue as a Director or affect the right of the Company to terminate the services of any Participant in accordance with the By-Laws.
     (b) No shares of Common Stock will be issued or transferred pursuant to an Option unless and until all then-applicable requirements imposed by federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any stock exchanges upon which the Common Stock may be listed, have been fully met. As a condition precedent to the issuance of shares pursuant to the exercise of an Option, the Company may require the Participant to take any reasonable action to meet such requirements.
     (c) No Participant and no beneficiary or other person claiming under or through such Participant will have any right, title or interest in or to any shares of Common Stock allocated or reserved under the Plan or subject to any Option except as to such shares of Common Stock, if any, that have been issued or transferred to such Participant.
     (d) Except as provided in (e) below, no Option and no right under the Plan, contingent or otherwise, will be transferable or assignable or subject to any encumbrance, pledge or charge of any nature except (i) with the written consent of the Committee, (ii) a transfer or assignment in favor of the Company, and
(iii) under such rules and regulations as the Committee may establish pursuant to the terms of the Plan.
     (e) No Option and no right under the Plan, contingent or otherwise, will be transferable by a Participant other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended (the "Code") or Title I of the Employee Retirement Income Security Act ("ERISA"), or the rules thereunder. The designation of a beneficiary by a Participant does not constitute a transfer.
9.  AMENDMENT AND TERMINATION
     (a) The Board will have the power, in its discretion, to amend, suspend or terminate the Plan at any time, subject to approval of the shareholders of the Company if and to the extent necessary for the continued applicability of Rule 16b-3 under the Exchange Act.
     (b) No amendment, suspension or termination of the Plan will, without the consent of the holder, alter, terminate, impair or adversely affect any right or obligation under any Option previously granted under the Plan.
     (c) Notwithstanding the provisions of Section 9(a), the Board may not amend the provisions of Section 5 or the definition of Director in Section 2 more than once every six months, other than to comport with changes in the Code, ERISA or the rules thereunder.
10.  EFFECTIVE DATE OF PLAN AND DURATION OF PLAN
     This Plan shall become effective upon adoption by the Board, subject to approval by the holders of a majority of the shares of Common Stock which are represented in person or by proxy and entitled to vote on the subject at the 1996 Annual Meeting of Shareholders of the Company. The Plan shall become null and void, and all grants of Options thereunder null and void, if shareholders of the Company should fail to so approve the Plan. Unless the Plan is previously terminated, the Plan will terminate on July 1, 2005, except with respect to Options then outstanding.
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